Exhibit 3.1

UNDERWRITING AGREEMENT

January 24, 2017

Fortuna Silver Mines Inc.

Suite 650, 200 Burrard Street

Vancouver, British Columbia

V6C 3L6

Attention:	Jorge A. Ganoza Durant, President and Chief Executive Officer
Luis D. Ganoza Durant, Chief Financial Officer

Dear Sirs:

The undersigned, Raymond James Ltd. (“RJL”), Scotia Capital Inc. (“Scotia”) and BMO Nesbitt Burns Inc. (“BMO”, and together with RJL and Scotia, the “Lead Underwriters”), and CIBC World Markets Inc. and National Bank Financial Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) understand that Fortuna Silver Mines Inc. (the “Corporation”) proposes to create, issue and sell to the Underwriters 10,325,000 Common Shares (as defined herein) of the Corporation (the “Purchased Shares”) at a price of US$6.30 per Purchased Share (the “Offering Price”).

Based upon the foregoing and subject to the terms, conditions, covenants, representations and agreements contained herein, the Underwriters hereby severally (and not jointly, nor jointly and severally), agree to purchase from the Corporation the Purchased Shares at the Closing Time (as defined herein) in the respective percentages set forth in Section 23, and the Corporation hereby agrees to issue and sell to the Underwriters at the Closing Time all, but not less than all, of the Purchased Shares at the Offering Price for an aggregate purchase price of US$65,047,500.

The Corporation hereby grants to the Underwriters the option (the “Over-Allotment Option”) to purchase from the Corporation, at the Underwriters’ sole discretion, exercisable in whole or in part at any time and from time to time not later than the 30th day following the Closing Date (as defined herein), up to 1,548,750 additional Common Shares (the “Over-Allotment Shares” and, collectively with the Purchased Shares, the “Offered Shares”) on the same basis and at the Offering Price for the purpose of covering over-allotments, if any, and for market stabilization purposes. In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms, conditions, covenants, representations and agreements contained herein, the Underwriters hereby severally (and not jointly, nor jointly and severally), agree to purchase from the Corporation the number of Over-Allotment Shares as to which the Over- Allotment Option shall have been exercised in the respective percentages set forth in Section 23 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters such number of Over-Allotment Shares at the Offering Price.

Without affecting the obligation of the Underwriters to purchase the Purchased Shares and, as applicable, the Over-Allotment Shares at the Offering Price, after the Underwriters have made a reasonable effort to sell the Offered Shares at the Offering Price, the offering price to the public may be decreased and further changed from time to time to an amount not greater than the Offering Price. Any such reduction shall not affect the proceeds to be received by the Corporation.

The Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus in both the English and French languages with each of the Canadian Securities Commissions (as hereinafter defined) relating to the Distribution (as defined herein) of the Offered Shares (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Dual Prospectus Receipt (as hereinafter defined) therefor. In addition, the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-215659) registering the Distribution of the Offered Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

The Corporation shall as soon as practicable after the execution of this Agreement and in any event not later than 2:00 p.m. (Vancouver time) on January 24, 2017 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus in both the English and French languages (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Preliminary Prospectus”) and all other required documents, and as soon as practicable thereafter shall obtain a Dual Prospectus Receipt therefor. The Corporation shall also, immediately after the filing of the Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).

The Corporation shall settle all comments with the Canadian Securities Commissions in respect of the Canadian Preliminary Prospectus forthwith after obtaining a Dual Prospectus Receipt therefor. The Corporation shall prepare and file forthwith after clearance for the Offering has been obtained from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the Canadian Securities Commissions, and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a (final) short form prospectus in both the English and French languages (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any Document Incorporated by Reference therein that has not previously been filed, in order to qualify the Offered Shares for Distribution to the public in each of the provinces of Canada (the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Dual Prospectus Receipt therefor no later than February 3, 2017. The Corporation shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”) and cause the Amendment No. 2 to the Registration Statement to become effective under the U.S. Securities Act unless it becomes effective automatically upon filing (the Initial Registration Statement, as amended at the Effective Time (as defined herein), including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

The Corporation has also prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

The Corporation and the Underwriters agree that (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined) and the requirements of FINRA.

TERMS AND CONDITIONS

Section 1 Interpretation

(1)	Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Additional Closing Date” and “Additional Closing Time” have the meanings ascribed thereto respectively in Section 16(2);

“Additional Listing Conditions” has the meaning given to it in Section 6(4)(a);

“affiliate” has the meaning given to it in the Business Corporations Act (British Columbia);

“Agreement” means the underwriting agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters in this letter, including all schedules thereto, as it may be amended from time to time;

“Amendment No. 1 to the Registration Statement” has the meaning given to it in the sixth paragraph of this Agreement;

“Amendment No. 2 to the Registration Statement” has the meaning given to it in the seventh paragraph of this Agreement;

“Anti-Money Laundering Laws” has the meaning given to it Section 8(29);

“Applicable Laws” means, in relation to any Person or Persons, the Applicable Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document, of any Governmental Authority that are applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in British Columbia and New York;

“Canadian Final Prospectus” has the meaning given to it in the seventh paragraph of this Agreement;

“Canadian Offering Documents” means each of the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment and any Marketing Documents;

“Canadian Preliminary Prospectus” has the meaning given to it in the sixth paragraph of this Agreement;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“Caylloma Report” means the technical report with an effective date of August 31, 2016 entitled “Fortuna Silver Mines Inc.: Caylloma Property, Caylloma District, Peru”;

“CDS” means the CDS Clearing and Depository Services Inc.;

“Claim” means losses (other than losses of profit), expenses, claims, actions, damages, liabilities, joint or solidary, including the aggregate amount paid in reasonable settlement of any actions in accordance with this Agreement, suits, proceedings, investigations or claims and the reasonable fees and expenses of counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party and the Indemnified Party enforcing its rights of indemnification or contribution under this Agreement;

“Closing Date” and “Closing Time” have the meanings given to them in Section 16(1);

“Commission” means the British Columbia Securities Commission;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning given to it in NI 41-101;

“Corporation” means Fortuna Silver Mines Inc.;

“Defaulting Underwriter” has the meaning given to it in Section 23(2);

“Disclosure Record” means the Corporation’s prospectuses, registration statements, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management’s discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Corporation under the Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Corporation, including the Offering Documents;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents or are deemed to be incorporated by reference into the Offering Documents, as applicable;

“Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system;

“Effective Time” means the time the Registration Statement is declared or becomes effective;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus;

“Environmental Laws” means all laws relating to the environment or its protection, including Applicable Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, release and disposal of Hazardous Substances;

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, responses, losses, damages, punitive damages, property damages, consequential damages, treble damages, costs (including control, remedial and removal costs, investigation costs, capital costs, operation and maintenance costs), expenses, fines, penalties and sanctions incurred as a result of or related to any claim, suit, action, administrative or court order, investigation, proceeding or demand by any Person, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any: (a) Release or threatened Release or presence of a Hazardous Substance; (b) tank, drum, pipe or other container that contains or contained a Hazardous Substance; or (c) use, generation, disposal, treatment, processing, recycling, handling, transport, transfer, import, export or sale of a Hazardous Substance;

“Environmental Permits” means all Permits or program participation requirements with or from any Governmental Authority under any Environmental Laws;

“E.S.T.” means Eastern Standard Time;

“Evaluation Date” has the meaning given to it in Section 8(48);

“Financial Information” means (other than the Other Financial Information) (i) the Financial Statements, (ii) the management’s discussion and analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2015, and (iii) the management’s discussion and analysis of the financial condition and results of operations of the Corporation for the three and nine months ended September 30, 2016;

“Financial Statements” means (i) the Audited Consolidated Financial Statements of the Corporation as at December 31, 2015 and December 31, 2014 and for the years then ended, together with the notes thereto and the auditors’ report thereon, and (ii) the unaudited Interim Consolidated Financial Statements as at September 30, 2016 and for the three and nine month periods then ended, together with the notes thereto;

“FINRA” has the meaning given to it in the seventh paragraph of this Agreement;

“Form F-X” has the meaning given to it in the eighth paragraph of this Agreement;

“Governmental Authority” means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“GST” has the meaning given to it in Section 3(2);

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including cyanide, sulphuric acid, hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, which since January 1, 2011 are the generally accepted accounting principles as set by the Canadian Institute of Chartered Professional Accountants;

“Indemnified Party” has the meaning given to it in Section 10(1);

“Initial Canadian Preliminary Prospectus” has the meaning given to it in the sixth paragraph of this Agreement;

“Initial U.S. Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement, including the Documents Incorporated by Reference therein;

“Initial Registration Statement” has the meaning given to it in the sixth paragraph of this Agreement;

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Offered Shares that (i) is required to be filed with the SEC by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the U.S. Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“Lead Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Lien” means any mortgage, charge, pledge, hypothec, prior claim, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“Marketing Documents” means the marketing materials approved in accordance with Section 4(3);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means any effect that is or would reasonably be expected to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise) or prospects of the Corporation and its Subsidiaries on a consolidated basis, or that results or would reasonably be expected to result in the Offering Documents or any of them containing a misrepresentation;

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Subsidiaries” means, collectively, Fortuna Silver Barbados Inc., Continuum Resources Ltd., Compania Minera Cuzcatlan S.A. de C.V., Minera Bateas S.A.C., and Goldrock Mines Corp., and “Material Subsidiary” means any one of them;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE” means the New York Stock Exchange;

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury;

“Offered Shares” has the meaning given to it in the third paragraph of this Agreement;

“Offering” means the sale of Offered Shares pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Other Financial Information” means the non-IFRS financial information (including, without limitation, cash cost per payable ounce, cash cost per tonne, all-in sustaining cash cost per ounce, all-in cash cost per ounce, adjusted net (loss) income, operating cash flow per share before changes in working capital, EBITDA and adjusted EBITDA) contained in the Offering Documents;

“Over-Allotment Option” has the meaning given to it in the third paragraph of this Agreement;

“Over-Allotment Shares” has the meaning given to it in the third paragraph of this Agreement;

“Permits” has the meaning given to it in Section 8(2);

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or any other entity however designated or constituted;

“Purchased Shares” has the meaning given to it in the first paragraph of this Agreement;

“Purchasers” means, collectively, each of the purchasers of the Offered Shares arranged by the Underwriters pursuant to the Offering;

“Qualifying Jurisdictions” has the meaning given to it in the seventh paragraph of this Agreement;

“Registration Statement” has the meaning given to it in the seventh paragraph of this Agreement;

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Substance in the indoor or outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property;

“Remedial Order” has the meaning given to it in Section 8(5);

“Reports” means the Caylloma Report and the San Jose Report;

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including, but not limited those administered by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom;

“San Jose Report” means the technical report with an effective date of August 20, 2016 entitled “Fortuna Silver Mines Inc.: San Jose Property, Oaxaca, Mexico”;

“SEC” has the meaning given to it in the fifth paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“SOX” has the meaning given to it in Section 8(48);

“standard term sheet” has the meaning ascribed to such term in NI 41-101;

“Subsidiary” has the meaning ascribed thereto in the Applicable Securities Laws of the Province of British Columbia and includes the Material Subsidiaries, and “Subsidiaries” means all of them;

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the Offering and/or the Distribution of the Offered Shares;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“TMX Group” has the meaning given to it in Section 27;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriters’ Fee” has the meaning given to it in Section 3(1);

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the Effective Time;

“U.S. GAAP” means United States generally accepted accounting principles, consistently applied;

“U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the Initial U.S. Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Amendment No. 1 to the Registration Statement, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to the Amendment No. 1 to the Registration Statement (other than the Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the Distribution of the Offered Shares;

“U.S. Securities Act” has the meaning given to it in the fifth paragraph of this Agreement;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Initial Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)	All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	References in this Agreement to the “knowledge of the Corporation” means the actual knowledge of any of the President and Chief Executive Officer and the Chief Financial Officer and Chief Operating Officer, and shall include the knowledge such individual should have after making inquiries with the members of senior management of the Corporation who are reasonably expected to have specific knowledge with respect to a given representation and warranty.

(6)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified.

(7)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein.

Schedule “A” –	Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

Schedule “B” –	Form of Opinion to be Provided by the Corporation’s U.S. Counsel

Schedule “C” –	Form of Lock-Up Agreement

Section 2 Distribution and Attributes of the Offered Shares

(1)	Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine, and shall be solely responsible for, the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 7 and Section 9(2)(c) hereof) to Purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)	For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Qualifying Jurisdiction where a Dual Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)	The Lead Underwriters shall promptly notify the Corporation when, in their opinion, the Distribution of the Offered Shares has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, in the United States.

(4)	The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set forth in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)	Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm appointed by another Underwriter, as the case may be.

(6)	The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Offered Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities authority outside of the Offering Jurisdictions.

(7)	The Offered Shares will be duly and validly issued by the Corporation and will have the attributes set out in the Offering Documents.

Section 3 Underwriters’ Fee

(1)	In consideration of the agreement of the Underwriters to purchase the Offered Shares and to offer them to the public pursuant to the Offering Documents and other good and valuable consideration, the Corporation agrees to pay to the Underwriters a fee (the “Underwriters’ Fee”) of US$0.29925 per Offered Share, payable at the Closing Time or the Additional Closing Time, as the case may be.

(2)	The Underwriters’ Fee will be deducted from the aggregate gross proceeds of the Offering and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that any Governmental Authority determines that GST is exigible on the Underwriters’ Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Underwriters.

Section 4 Preparation of Prospectus; Marketing Materials; Due Diligence

(1)	During the period of the Distribution of the Offered Shares, the Corporation shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require in order to permit the Underwriters to fulfill their respective obligations under Applicable Securities Laws as underwriters and, in the case of the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2)	The Corporation shall make available its senior management and use its commercially reasonable efforts to make available the authors of the Reports, and the Corporation’s auditors and legal counsel (subject to each Underwriter complying with any reasonable conditions that such auditors may impose) to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing Time, or Additional Closing Time, as applicable.

(3)	Without limiting the generality of clause (1) above, during the Distribution of the Offered Shares:

(a)	subject to Section 8(52), the Corporation shall prepare, in consultation with the Lead Underwriters, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, in both the English and French languages, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(b)	the Lead Underwriters shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)	the Corporation shall file a template version of any such marketing materials, in both the English and French languages, on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Corporation and the Lead Underwriters and in any event on or before the day the Lead Underwriter informs the Corporation that marketing materials are to be first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing. The Corporation shall comply with Applicable Securities Laws and other applicable laws in connection with the filing of the French language version of any such marketing materials, and a copy thereof shall be delivered to the Underwriters as soon as practicable following such filing; and

(d)	following the approvals and filings set forth in Sections 4(3)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(4)	The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any materials or information in relation to the Distribution of the Offered Shares or the Corporation other than: (a) such marketing materials that have been approved and filed in accordance with Section 4(3); (b) the Offering Documents; (c) any Issuer Free Writing Prospectus; and (d) any standard term sheets approved in writing by the Corporation and the Lead Underwriters.

Section 5 Material Changes

(1)	During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares, the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)	any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)	any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)	any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the Applicable Laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d)	the occurrence of any event as a result of which (i) the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Initial U.S. Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

(2)	The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 5 and to not recommence the Distribution of the Offered Shares until Supplementary Materials disclosing such change are filed in the Offering Jurisdictions.

(3)	The Corporation shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change or material fact; provided that the Corporation shall not file any Supplementary Material or other document without first providing the Underwriters with a copy of such Supplementary Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)	If during the Distribution of the Offered Shares there is any change in any Applicable Securities Laws which results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Corporation shall, subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)	The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.

Section 6 Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)	copies of the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents (in the English language and the French language) duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)	copies of the Initial Registration Statement, the Amendment No. 1 to the Registration Statement and the Amendment No. 2 to the Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder, and any documents included as exhibits to any such registration statement;

(c)	copies of any Canadian Prospectus Amendment required to be filed under Section 5 hereof (in the English language and the French language) duly signed as required by the laws of all of the Qualifying Jurisdictions; and

(d)	any U.S. Registration Statement Amendment required to be filed under Section 5 hereof, signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment;

provided, that with respect to (i) clauses (a) and (c) of this Section 6(1) if the documents are available on SEDAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 6(1); and (ii) clauses (b) and (d) of this Section 6(1), if the documents are available on EDGAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 6(1).

(2)	The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents (in the English language and the French language) and the U.S. Preliminary Prospectus and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment (in the English language and the French language) or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon E.S.T. on January 25, 2017, and in all other cities by 12:00 noon local time, on the next Business Day, with respect to the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and (ii) in Toronto and New York with respect to the Canadian Final Prospectus, the U.S. Final Prospectus, any Marketing Documents, any Canadian Prospectus Amendment and any U.S. Amended Prospectus by 12:00 noon E.S.T. on the Business Day following the delivery by the Commission of the Dual Prospectus Receipt for the Canadian Final Prospectus or Canadian Prospectus Amendment, as the case may be, and in all other cities by 12:00 noon local time, on the next Business Day, provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. The Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)	By the act of having delivered the Offering Documents to the Underwriters, the Corporation shall have represented and warranted to the Underwriters that all information and statements (except any information or statements relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein) contained in such documents, at the respective dates thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)	The Corporation shall also deliver or cause to be delivered to the Underwriters the following:

(a)	on or prior to the filing of the Canadian Final Prospectus with the Commission, evidence satisfactory to the Underwriters of the approval of the listing and posting for trading on the TSX and the NYSE of the Offered Shares, subject only to satisfaction by the Corporation of customary conditions imposed by the TSX and the NYSE, as applicable, in similar circumstances in their respective conditional approval letters (the “Additional Listing Conditions”);

(b)	on or prior to the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of Deloitte LLP, dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, addressed to the Underwriters and the directors of the Corporation, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries contained in the Offering Documents (including the Financial Information), which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus;

(c)	on or prior to the filing of the Canadian Final Prospectus with the Commission, a certificate of the Chief Financial Officer of the Corporation, dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries contained in the Offering Documents;

(d)	on or prior to the filing with the Commission of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, opinions of counsel to the Corporation, Blake, Cassels & Graydon LLP, dated the date of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, respectively, addressed to the Underwriters and Underwriters’ counsel, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, to the effect that the French language version of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as applicable, other than the Financial Information and the Financial Statements is, in all material respects, a complete and proper translation of the English language version thereof; and

(e)	on or prior to the filing with the Commission of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, opinions of Deloitte LLP, dated the date of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, respectively, addressed to the Underwriters and Underwriters’ counsel, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, to the effect that the French translation of the Financial Information and Financial Statements contained in or incorporated by reference in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as applicable, is, in all material respects, a complete and proper translation of the English language version thereof.

Section 7 Regulatory Approvals

(1)	The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Shares for offer and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters may designate and maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the Applicable Laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

(2)	The Corporation will file, or cause to be filed, with the TSX and the NYSE all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Offered Shares have been approved for listing and posting for trading on the TSX and the NYSE, in each case as soon as practicable after the date of this Agreement, subject only to satisfaction of the Additional Listing Conditions.

Section 8 Representations and Warranties of the Corporation

The Corporation represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Corporation contained in this Agreement shall be true as of the date hereof, the Closing Time and Additional Closing Time, if applicable (except for representations and warranties made as of a specified date, which shall be true as of that specified date).

(1)	Formation and Status. Each of the Corporation and the Material Subsidiaries (i) is an entity duly created and validly existing under the laws of its jurisdiction and (ii) is duly registered to carry on its business in each jurisdiction where the conduct of its business is currently conducted or the ownership, leasing or operation of its property and assets requires such registration;

(2)	Ownership of Assets. Each of the Corporation and the Material Subsidiaries holds all right, title and interest to all assets that are material to its respective business free and clear of all Liens, other than those disclosed in the Disclosure Record. Other than as set out in the Disclosure Record, any real property held under lease by any of the Corporation or the Material Subsidiaries which is material, individually or in the aggregate, to the Corporation and the Material Subsidiaries, taken as a whole, is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Corporation and the Material Subsidiaries, taken as a whole. Except as may be described in the Offering Documents, each of the Corporation and the Material Subsidiaries possesses all licenses, permits, certificates, waivers, consents, franchises, orders, approvals and authorizations (including under Environmental Laws) (collectively, the “Permits”) necessary to own or lease the real property, improvements, equipment and personal property of such entity, and to conduct the business of such entity, as described in the Offering Documents, and is in material compliance with all such Permits, except for such Permits the absence of which or the failure to be in compliance with would not reasonably be expected to have a Material Adverse Effect;

(3)	Material Subsidiaries. Other than the Material Subsidiaries, the Corporation has no Subsidiaries and no investment in any Person which in either case is material to the business and affairs of the Corporation. The Corporation is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of or other voting securities in each Material Subsidiary (except as otherwise described in the Offering Documents), in each case (except as disclosed in the Offering Documents) free and clear of all Liens and no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation or any Material Subsidiary of any of the shares or other securities of any Material Subsidiary;

(4)	Power of the Corporation, Due Authorization and Enforceability. The Corporation has the power and capacity to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby and described in the Offering Documents, including, without limitation, the issuance and sale of the Offered Shares. This Agreement is duly authorized, executed and delivered by the Corporation, and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, provided that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, that specific performance, injunctive relief and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity and/or contribution set out in this Agreement may be limited by Applicable Laws;

(5)	Compliance with Laws. The Corporation and the Material Subsidiaries are in compliance, in all material respects, with all Applicable Laws (including Environmental Laws and those relating in whole or in part to health and safety). To its knowledge, there is no legislation, regulation, by-law or other lawful requirement currently in force or proposed to be brought into force by any Governmental Authority with which the Corporation or a Material Subsidiary will be unable to comply and where such non-compliance would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Corporation, neither it nor any Material Subsidiary is the subject of notice or order with respect to a material breach or alleged material breach of Environmental Laws (a “Remedial Order”), nor does the Corporation have any knowledge of any circumstances that would result in the issuance of any such Remedial Order, proceeding or action in respect of any Environmental Laws and that would reasonably be expected to result in a Material Adverse Effect;

(6)	Non Contravention. The execution, delivery and performance by the Corporation of this Agreement, the issuance and sale of the Offered Shares, and the completion of the transactions contemplated hereby and described in the Offering Documents:

(a)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) require the consent, approval, authorization, filing, registration or qualification of or with, or notice to, any Governmental Authority, any Canadian Securities Commission, the SEC, the TSX, the NYSE or any other securities regulatory authority or stock exchange except: (i) those which have been obtained or will, be obtained prior to the Closing Time, or (ii) those as may be required (and will be obtained prior to the Closing Time) under Applicable Securities Laws;

(b)	do not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, allow any other Person to exercise any rights (including a right of termination or right of first refusal) under, or require any consent in respect of:

(i)	any of the terms or provisions of the constating documents of any of the Corporation or the Material Subsidiaries;

(ii)	any agreement, license or permit to which any of the Corporation or the Material Subsidiaries is a party other than with respect to any breach, violation, conflict, default or right that would not result in a Material Adverse Effect; or

(iii)	any judgment, decree, order, writ, injunction or award of any Governmental Authority having or purporting to have, jurisdiction over any of the Corporation or the Material Subsidiaries;

(c)	will not result in the violation of any Applicable Law except for such breach which would not result in a Material Adverse Effect; and

(d)	will not give rise to any Lien of any kind whatsoever on or with respect to the properties or assets owned at the Closing Time by any of the Corporation or the Material Subsidiaries or to the acceleration or the maturity of any debt under any material indenture, mortgage, lease, agreement or instrument binding or affecting any of the Corporation or the Material Subsidiaries or their properties;

(7)	Issuance of Offered Shares. The Corporation has the power and authority to issue, sell and deliver the Offered Shares in accordance with the provisions of this Agreement and, at the Closing Time or any Additional Closing Time, as applicable, the Offered Shares will be duly allotted and when issued, delivered and paid for in full, be validly issued as fully paid and non-assessable;

(8)	Power and Authority. The Corporation has the necessary power and authority to execute and deliver the Offering Documents (other than the Documents Incorporated by Reference and any Marketing Documents) and all requisite action has been taken by the Corporation to authorize the execution and delivery by it of the Offering Documents (other than the Documents Incorporated by Reference and any Marketing Documents);

(9)	Not an Investment Company. The Corporation is not, and after giving effect to the Offering and the application of proceeds thereof will not be, an “Investment Company” within the meaning of that term under the United States Investment Company Act of 1940, as amended;

(10)	Description of Securities. The attributes and characteristics of the Offered Shares conform in all material respects to the attributes and characteristics thereof contained in the Offering Documents;

(11)	Material Contracts. None of the Corporation, the Material Subsidiaries nor, to the knowledge of the Corporation, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement or instrument which is material to the Corporation and its Material Subsidiaries on a consolidated basis, and no event has occurred or, to the knowledge of the Corporation, has been threatened which, with notice or lapse of time or both, would constitute such a default, in any case which default or event would have a Material Adverse Effect;

(12)	Authorized and Issued Capital. The authorized share capital of the Corporation consists of an unlimited number of Common Shares of which, as of January 24, 2017, 147,111,233 Common Shares are validly issued and outstanding as fully paid. The issued and outstanding shares of the Material Subsidiaries are validly issued and outstanding as fully paid;

(13)	No Obligation to Issue Securities. Except as contemplated by this Agreement and the Offering Documents and Common Shares issuable pursuant to the terms of the Corporation’s existing equity compensation plans, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which any of the Corporation or the Material Subsidiaries is, or may become, obligated to issue or transfer any securities (including debt securities) or securities convertible or exchangeable, directly or indirectly, into any of their respective securities;

(14)	No Options. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase of material assets from any of the Corporation or the Material Subsidiaries other than in the ordinary course;

(15)	Voting and Control of Securities. There is currently no, and there will not at the Closing Time be, any agreement in force or effect which, in any manner, affects or will affect the voting or control of any of the securities of any of the Corporation or the Material Subsidiaries;

(16)	Minute Books. Other than with respect to the transactions contemplated herein, the minute books of the Corporation and its Material Subsidiaries, including those made available to the Underwriters, contain, in all material respects, complete and accurate adopted minutes of all meetings of the directors and shareholders of the Corporation held since January 1, 2015, and signed copies of all resolutions and by-laws duly passed or confirmed, other than at a meeting, by the directors of the Corporation since January 1, 2015;

(17)	Consents. As at the Closing Time, (i) all necessary consents, approvals, authorizations, registrations or qualifications will have been obtained, and (ii) all required actions will have been taken and completed, by the Corporation in connection with the Offering and the completion of the transactions contemplated hereby (except as otherwise contemplated by the Offering Documents), except where the failure to obtain such a consent or take or complete such action would not have a Material Adverse Effect;

(18)	Certificates. The form and terms of any certificates representing the Offered Shares have been approved by the board of directors of the Corporation and are and will be in due form and in compliance with Applicable Laws and the rules and by-laws of the TSX or the NYSE;

(19)	Registrar and Transfer Agent. Computershare Trust Company of Canada has been duly appointed the registrar and transfer agent of the Corporation with respect to the Common Shares;

(20)	TSX and NYSE Listing. The issued and outstanding Common Shares are listed and posted for trading on the TSX and the NYSE, and the Offered Shares will be listed and posted for trading on the TSX and the NYSE, upon the Corporation complying with the Additional Listing Conditions imposed by the TSX and the NYSE, as applicable, with respect thereto;

(21)	Reporting Issuer Status. The Corporation is a reporting issuer or the equivalent in each of the Qualifying Jurisdictions and is not in default under Applicable Securities Laws of any of the Qualifying Jurisdictions and is not on the list of defaulting issuers maintained by any Canadian Securities Commission or the SEC; in particular, the Corporation is in compliance, in all material respects, with all of its applicable continuous disclosure obligations under Applicable Securities Laws. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Shares, the Common Shares or any other security of the Corporation has been issued or made by any Canadian Securities Commission, the SEC or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated or threatened by any such authority or under any Applicable Securities Laws;

(22)	Continuous Disclosure. The Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under the Applicable Securities Laws of each of the Qualifying Jurisdictions, the SEC and the policies, rules and regulations of the TSX and the NYSE, as applicable, and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Corporation and the Material Subsidiaries taken as a whole since December 31, 2015 which has not been set forth in the Offering Documents or otherwise publicly disclosed on a non-confidential basis, and the Corporation has not filed any confidential material change report which remains confidential as at the date hereof;

(23)	Eligible Issuer. The Corporation is as of the date hereof an Eligible Issuer in the Qualifying Jurisdictions and, on the dates of and upon filing of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, will be an Eligible Issuer in the Qualifying Jurisdictions and there will be no documents required to be filed under the Applicable Securities Laws in connection with the Offering that will not have been filed as required as at those respective dates;

(24)	Financial Information. The Financial Information has been prepared in accordance with IFRS (and on a basis consistent throughout the periods indicated except as disclosed in the Financial Statements), is in accordance with the books and records of the Corporation, and the Financial Information, taken together, presents fairly, completely and accurately, in all material respects, the assets, liabilities (whether accrued, absolute, contingent of otherwise) and the financial position of the Corporation, as at the respective dates of such Financial Information and the financial condition, results of operations and cash flow of the Corporation for the periods covered by such Financial Information;

(25)	Other Financial Information. The Other Financial Information is correct, in all material respects, and has been properly compiled to give effect to, as the case may be, the assumptions and adjustments described therein and such assumptions are reasonable and such adjustments are based on good faith estimates and assumptions which are reasonable;

(26)	No Undisclosed Liabilities. None of the Corporation or the Material Subsidiaries has any liabilities or material obligations, whether contingent or otherwise, of the type required to be reflected on a balance sheet prepared in accordance with IFRS, except for liabilities or obligations: (i) that occurred in the ordinary course of business, (ii) reflected in or reserved against in the Financial Statements, or (iii) reflected in the Offering Documents;

(27)	No Actions, Suits, Proceedings or Inquiries. There are no actions, suits, proceedings or inquiries existing or, to the knowledge of the Corporation, pending or threatened against or affecting any of the Corporation or the Material Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would reasonably be expected to have a Material Adverse Effect or which materially affects or may materially affect the Distribution of the Offered Shares and, to the knowledge of the Corporation, no ground exists on which such actions, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success, except as otherwise disclosed in the Disclosure Record;

(28)	OFAC. Neither the Corporation, nor any of its Material Subsidiaries, nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently the target of any U.S. sanctions administered by OFAC; and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; there are no pending or, to the knowledge of the Corporation, threatened claims against the Corporation or any of the Material Subsidiaries with respect to the Sanctions laws and regulations;

(29)	Anti-Money Laundering. The operations of the Corporation and all of the Material Subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all jurisdictions where the Corporation and its Subsidiaries currently or in the past have done business (including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened;

(30)	Interest in Properties and Fortuna Mineral Rights.

(a)	The San Jose Mine and the Caylloma Mine, as described in the Offering Documents (collectively, the “Fortuna Property”) are the only mining properties currently material to the Corporation. The Fortuna Property and all of the Corporation’s and the Material Subsidiaries’ material mineral interests and rights (including any material claims, concessions, exploration licences, exploitation licences, prospecting permits, mining leases and mining rights, in each case, either existing under contract, by operation of law or otherwise) (collectively, the “Fortuna Mineral Rights”), are accurately described in the Disclosure Record. Other than the Fortuna Property and the Fortuna Mineral Rights, neither the Corporation nor the Material Subsidiaries, owns or has any interest in any material real property or any material mineral interests and rights;

(b)	Except as disclosed in the Disclosure Record, the Corporation or a Material Subsidiary is the sole legal and beneficial owner of all right, title and interest in and to the Fortuna Property and the Fortuna Mineral Rights, free and clear of any material Liens;

(c)	All of the Fortuna Mineral Rights have been properly located and recorded in compliance with Applicable Law and are comprised of valid and subsisting mineral claims;

(d)	The Fortuna Property and the Fortuna Mineral Rights are in good standing under Applicable Law in all material respects and all work required to be performed and filed in respect thereof has been performed and filed, all taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made;

(e)	There is no material adverse claim against or challenge to the title to or ownership of the Fortuna Property or any of the Fortuna Mineral Rights;

(f)	The Corporation or a Material Subsidiary has the exclusive right to deal with the Fortuna Property and all of the Fortuna Mineral Rights;

(g)	Except as disclosed in the Disclosure Record, no Person other than the Corporation and the Material Subsidiaries has any interest in the Fortuna Property or any of the Fortuna Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest;

(h)	Except as disclosed in the Disclosure Record, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the Corporation’s or a Material Subsidiary’s interest in the Fortuna Property or any of the Fortuna Mineral Rights;

(i)	There are no material restrictions on the ability of the Corporation and the Material Subsidiaries to use, transfer or exploit the Fortuna Property or any of the Fortuna Mineral Rights, except pursuant to Applicable Law;

(j)	Neither the Corporation nor any of the Material Subsidiaries has received any notice, whether written or oral, from any Governmental Authority of any revocation or intention to (i) revoke any interest of the Corporation or a Material Subsidiary in any of the Fortuna Property or any of the Fortuna Mineral Rights; (ii) require modifications to the terms of existing contractual arrangements with such Governmental Authorities in relation to the Fortuna Mineral Rights, or (iii) not to renew any such interest in accordance with Applicable Law;

(k)	The Corporation and the Material Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licences for operations from landowners or Governmental Authorities permitting the use of land by the Corporation and the Material Subsidiaries, and mineral interests that are required to exploit the development potential of the Fortuna Property and the Fortuna Mineral Rights as contemplated in Disclosure Record on or before the date hereof and no third party or group holds any such rights that would be required by the Corporation or a Material Subsidiary to develop the Fortuna Property or any of the Fortuna Mineral Rights as contemplated in Disclosure Record on or before the date hereof; and

(l)	All mines located in or on the lands of the Corporation or any of the Material Subsidiaries, or lands pooled or unitized therewith, which have been abandoned by the Corporation or any of the Material Subsidiaries, have been abandoned in accordance with good mining practices and in material compliance with all Applicable Laws, and all future abandonment, remediation and reclamation obligations known to the Corporation as of the date hereof have been fully and accurately set forth in the Disclosure Record;

(31)	Technical Reports.

(a)	The Corporation made available to the respective authors thereof prior to the issuance of the Reports, for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available;

(b)	the Reports complied in all material respects with the requirements of NI 43-101 as at the date of each such Report;

(c)	the Corporation is in compliance, in all material respects, with the provisions of NI 43-101 and has filed all technical reports required thereby and, at the time of filing, all such reports complied, in all material respects, with the requirements of NI 43-101;

(d)	all scientific and technical information disclosed, included or incorporated by reference in the Disclosure Record: (i) is based upon information prepared, reviewed and/or verified by or under the supervision of a “qualified person” (as such term is defined in NI 43-101), (ii) has been prepared and disclosed in accordance with Canadian industry standards set forth in NI 43- 101, and (iii) was true, complete and accurate in all material respects at the time of filing;

(32)	Mineral Reserves and Resources. The proven and probable mineral reserves and mineral resources for the Fortuna Property and the Fortuna Mineral Rights were prepared in all material respects in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices, and in all material respects in accordance with all Applicable Laws, including the requirements of NI 43-101. There has been no material reduction (other than in respect of normal depletion due to mining activities) in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material of the Corporation, the Material Subsidiaries and its material joint ventures, taken as a whole, from the amounts set forth in Disclosure Record. All information regarding the Fortuna Property and the Fortuna Mineral Rights, including all drill results, technical reports and studies, that is required to be disclosed by Applicable Law, have been disclosed in the Disclosure Record on or before the date hereof;

(33)	Operational Matters. Except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect:

(a)	all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect assets of the Corporation, the Material Subsidiaries and its material joint ventures, have been: (A) duly paid or accrued; (B) duly performed; or (C) accrued prior to the date hereof;

(b)	no material dispute between the Corporation or any of the Material Subsidiaries and any non-governmental organization, community, or community group exists or, to the knowledge of the Corporation, is threatened or imminent with respect to any of the Corporation’s or any of the Material Subsidiaries’ properties or exploration activities;

(c)	the Corporation and the Material Subsidiaries possess all material Permits which are required for the operation of the Fortuna Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, and other necessary local, provincial, state and federal approvals; and

(d)	all costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any contracts and agreements to which the Corporation or any of the Material Subsidiaries or material joint ventures is directly or indirectly bound have been properly and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course of business;

(34)	Absence of Questionable Payments and Anti-Corruption.

(a)	None of the Corporation or its Subsidiaries nor to the knowledge of the Corporation any of its affiliates, directors, officers, employees or agents of the Corporation or of any of its Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value to any “government official” (including any officer or employee of a Governmental Authority or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any Person holding a legislative, administrative or judicial office, or any political party or party official or candidate for political office) to influence official action, including the failure to perform an official function, or secure an improper advantage in violation of the U.S. Foreign Corrupt Practices Act, Corruption of Foreign Public Officials Act (Canada), or any other international anti-corruption laws;

(b)	The Corporation and its Subsidiaries and, to the knowledge of the Corporation, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and

(c)	Neither the Corporation nor its Subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws;

(35)	No Labour Disputes. No labour dispute with, or disruption by, the employees of any of the Corporation or the Material Subsidiaries which is expected to have a Material Adverse Effect exists or, to the knowledge of the Corporation, is threatened or imminent;

(36)	Taxes. With such exceptions as are not material to the Corporation and the Material Subsidiaries, taken as a whole:

(a)	the Corporation and each Material Subsidiary has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed;

(b)	except for customary extensions for U.S. federal tax returns, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any of the Material Subsidiaries;

(c)	to the knowledge of the Corporation, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or any of the Material Subsidiaries in respect of taxes, governmental charges or assessments; and

(d)	there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority, other than income tax audit in the ordinary course;

(37)	Insurance. The Corporation and each of the Material Subsidiaries maintains insurance with respect to the properties and businesses of such entity of the types and in the amounts deemed adequate by such entity for their business as such business is currently being conducted. Except as would not reasonably be expected to have a Material Adverse Effect, all such policies of insurance are in full force and effect and no default exists under such policies of insurance as to the payment of premiums or otherwise, under the terms of any such policy;

(38)	Environmental. Except for any matters that, individually or in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect:

(a)	all facilities and operations of the Corporation and the Material Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;

(b)	the Corporation and the Material Subsidiaries are in possession of, and in compliance with, all Environmental Permits that are required to own, lease and operate the Fortuna Property and Fortuna Mineral Rights and to conduct their respective business as they are now being conducted;

(c)	no environmental, reclamation or closure obligation, demand, notice, work order or other liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of the Corporation and the Material Subsidiaries except as disclosed in the Disclosure Record and, to the knowledge of the Corporation, there is no basis for any such obligations, demands, notices, work orders or liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business;

(d)	neither the Corporation nor any of the Material Subsidiaries is subject to any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction or expenditures; and

(e)	to the knowledge of the Corporation, the Corporation and the Material Subsidiaries are not subject to any past or present fact, condition or circumstance that could reasonably be expected to result in liability under any Environmental Laws that would individually or in the aggregate, constitute a Material Adverse Effect.

(39)	Transactions, Arrangements, Obligations. Other than as disclosed in the Financial Information or specifically disclosed in the Offering Documents, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of any of the Corporation or the Material Subsidiaries with unconsolidated entities or other Persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of such Persons or that would reasonably be expected to be material to an investor in making a decision to purchase the Offered Shares. Except as disclosed in the Offering Documents, none of the directors, officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares or any known associate or affiliate of any such Person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with the Corporation or any Material Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation and the Material Subsidiaries on a consolidated basis;

(40)	No Finder’s Fee. None of the Corporation or the Material Subsidiaries has taken, and they agree that none of them will take, any action that would cause any of them to become liable for any claim or demand for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the Offered Shares, other than the Underwriters’ Fee;

(41)	Residence of the Corporation. The Corporation is not, and will not be at Closing Time, a non-resident of Canada within the meaning of the ITA;

(42)	No Disagreement with Auditors. There is not currently and, during the last three fiscal years, has not been any reportable event (within the meaning of NI 51-102) with the auditors of the Corporation;

(43)	Audit Committee. The audit committee’s responsibilities and composition comply with National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators;

(44)	Significant Acquisitions/Dispositions. Other than as disclosed in the Disclosure Record, the Corporation (i) has not made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents, and (ii) does not currently propose to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of Canadian Securities Laws, if completed as of the date of the Offering Documents;

(45)	Internal Controls. The Corporation maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the financial statements to be fairly presented in accordance with IFRS and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; (v) material information relating to each of the Material Subsidiaries is made known to those within the Corporation responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by Applicable Securities Laws. The Corporation’s internal controls over financial reporting and disclosure controls and procedures are effective and the Corporation is not aware of any material weakness in their internal control over financial reporting;

(46)	Ordinary Course. Except as may be disclosed in the Offering Documents, since December 31, 2015, the business of the Corporation and the Material Subsidiaries, taken as a whole, has been carried on in the ordinary course in all material respects and there has not been any undisclosed material change or change having a Material Adverse Effect;

(47)	Use of Proceeds. The Corporation intends to use the net proceeds from the Offering in the manner specified in the Offering Documents under the heading “Use of Proceeds”;

(48)

Sarbanes-Oxley. The Corporation is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date, as applicable. The Corporation and its Subsidiaries maintain a system of internal accounting controls in compliance with SOX and have established disclosure controls and procedures for the Corporation and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Corporation in the reports it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Corporation’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Corporation as of the end of the period covered by the most recently filed periodic report under the U.S. Exchange Act (such date, the “Evaluation Date”). The Corporation presented in its most recently filed periodic report under the U.S. Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the U.S. Exchange Act) of the Corporation that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Corporation;

(49)	Use of Form F-10. The Corporation meets the general eligibility requirements for the use of Form F-10 under the U.S. Securities Act and at the time of filing the Registration Statement and any U.S. Registration Statement Amendment, and at the date hereof, the Corporation was not and is not an “ineligible issuer”, as defined in Rule 405 under the U.S. Securities Act;

(50)	Canadian Disclosure. The Initial Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Initial Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Additional Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Initial Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Additional Closing Time, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein;

(51)

United States Disclosure. As of the applicable effective date of the Registration Statement and any U.S. Registration Statement Amendment, the Registration Statement and any such U.S. Registration Statement Amendment will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Preliminary Prospectus will comply as of the time of filing thereof, and the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Preliminary Prospectus, as of the time of filing thereof, will not, and the U.S. Final

Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from any U.S. Offering Document in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein; and

(52)	Issuer Free Writing Prospectus. The Corporation (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the Offering that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act), except in accordance with Section 4 hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the U.S. Securities Act) filed in accordance with the U.S. Securities Act (to the extent required thereby) and, when taken together with the U.S. Final Prospectus, each such Issuer Free Writing Prospectus, did not, and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from the any Issuer Free Writing Prospectus in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Final Prospectus.

Section 9 Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Corporation that:

(a)	it is, and will remain until the completion of the Offering, duly registered pursuant to either the provisions of Canadian Securities Laws or the provisions of U.S. Securities Laws, as applicable, so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(2)	The Underwriters hereby severally and not jointly, nor jointly and severally, covenant and agree with the Corporation to the following:

(a)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer and sale and Distribution of the Offered Shares; provided that any non-compliance by the Underwriters that arises because of non-compliance by the Corporation shall not constitute a breach of this paragraph;

(b)	Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete and cause the Selling Firms to complete the Distribution of the Offered Shares as promptly as possible after the Closing Time;

(c)	Jurisdictions. Other than the filing of the Offering Documents in the Offering Jurisdictions, the Underwriters will not, directly or indirectly, sell or solicit offers to purchase the Offered Shares or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in any country or jurisdiction so as to require registration or filing of a prospectus with respect thereto or compliance by the Corporation with regulatory requirements under the laws of, or subject the Corporation (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction; and

(d)	Liability on Default. No Underwriter shall be liable to the Corporation under this section with respect to the default by any of the other Underwriters.

(3)	The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

(4)	No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 10 Indemnification

(1)	The Corporation hereby agrees to protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, advisors, shareholders, partners, and agents (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against any and all Claims to which an Indemnified Party may become subject or otherwise involved, in any capacity, insofar as the Claim relates to, is caused by, results from, or arises out of or is based upon, directly or indirectly, the engagement and activities of the Underwriters under this Agreement, including without limitation:

(a)	(i) any information or statement contained in any Canadian Offering Document, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in an Offering Document or in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or (B) in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, or (iii) the omission or alleged omission to state in any Offering Document, in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading; except, in each case, any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein;

(b)	(i) the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto; or (ii) the breach of any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto being or being alleged to be untrue, false or misleading;

(c)	any order made or inquiry, investigation or proceeding commenced or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority which prevents or restricts the trading in or the sale of the Corporation’s securities or the Distribution of the Offered Shares in any Offering Jurisdiction; or

(d)	the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the Distribution of the Offered Shares, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection, but excluding any non-compliance resulting from actions of an Underwriter not in compliance with Applicable Securities Laws.

(2)	Notwithstanding the foregoing, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a Governmental Authority in a final ruling from which no appeal can be made determines that a Claim resulted from the gross negligence, fraud or willful misconduct of the Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such Claim and the indemnity provided for in this Section 10 shall cease to apply to such Indemnified Party in respect of such Claim.

(3)	The Corporation hereby waives any right it might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other Person before claiming under this indemnity.

(4)	If any Claim contemplated by this Section 10 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 10 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Corporation, as soon as reasonably practicable, of the nature of the Claim or potential Claim (provided that any failure to so notify in respect of any Claim or potential Claim will affect the liability of the Corporation under this Section 10 only to the extent it is prejudiced by such failure). The Corporation will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party, of any suit brought to enforce the Claim, provided that the defence will be through legal counsel selected by the Corporation and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Corporation, in each case, which consent will not be unreasonably withheld or delayed.

(5)	No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the consent of the Corporation and the consent of the Indemnified Party, such consents not to be unreasonably withheld or delayed. Notwithstanding that the Corporation may undertake the investigation, negotiation, defence or settlement (subject to the first sentence of this paragraph) of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	employment of such counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence of the action within ten days after receiving notice of the Claim; and

(c)	the named parties to any such Claim (including any added or third parties) include the Corporation and the Indemnified Party and the Corporation will have been advised in writing by counsel to the Indemnified Party that there may be a conflict of interest between the Corporation and the Indemnified Party or that there are one or more defenses available to the Indemnified Party which are different from or in addition to those available to the Corporation, in which case such reasonable fees and expenses of such counsel to the Indemnified Party will be for the Corporation’s account. The rights accorded to the Indemnified Party hereunder will be in addition to any rights the Indemnified Party may otherwise have.

(6)	The Corporation agrees that if any action, suit, proceeding or Claim will be brought against or an investigation commenced in respect of the Corporation or the Corporation and the Underwriters and personnel of the Underwriters will be required to testify, participate or respond in respect of or in connection with this Agreement, the Underwriters will have the right to employ their own counsel in connection therewith, provided that the Underwriters act reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by them or their personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses incurred by the Underwriters or their personnel in connection therewith) shall be paid by the Corporation as they occur, provided in no circumstances will the Corporation be required to pay the fees and expenses and costs of more than one set of legal counsel for all Underwriters (in addition to any local counsel that may be required).

(7)	The Indemnified Parties hereby constitute the Lead Underwriters as trustee for each of the other Indemnified Parties of the Corporation’s covenants under this indemnity with respect to such Persons and the Lead Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such Persons.

(8)	The indemnities set out in this Section 10 will be in addition to any liability which the Corporation may otherwise have and, subject to Section 12 and Section 22 will survive and will continue in full force and effect, regardless of whether the Offering is completed.

Section 11 Contribution

(1)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 10 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Corporation shall contribute to the aggregate of all Claims of the nature contemplated in Section 10 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect not only the relative benefits secured by the Corporation on one hand and the Indemnified Parties on the other hand but also the relative fault of such respective parties as well or any relevant equitable consideration, provided however, that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount exceeding the amount of the Underwriters’ Fee or any portion actually received by the Underwriters.

(2)	The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint, nor joint and several.

Section 12 Limitations on Rights of Indemnity and Contribution

(1)	The Corporation will not have any obligation to contribute pursuant to Section 11 in respect of any Claim except to the extent the indemnity given by it in Section 10 would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

(2)	The rights to contribution provided in Section 11 will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law, provided that Section 11 will apply, mutatis mutandis, in respect of that other right.

(3)	If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party will give the Corporation notice in writing, but failure to so notify will not relieve the Corporation of any obligation which they may have to the Indemnified Party under this Section 12, except to the extent that the Corporation is materially prejudiced by that failure (in which case such obligation may be reduced by the prejudice actually suffered), and the right of the Corporation to assume the defense of that Indemnified Party will apply as set out in Section 10 of this Agreement, mutatis mutandis.

Section 13 Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)	the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, when any Dual Prospectus Receipt has been obtained and when the Registration Statement becomes effective, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Dual Prospectus Receipt;

(b)	between the date hereof and the date of completion of the Distribution of the Offered Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)	the issuance by any Canadian Securities Commission, the SEC, the TSX or the NYSE of any order having the effect of ceasing or suspending the Distribution of the Offered Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose;

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information; or

(iv)	the receipt of any communication (written or oral) from any Canadian Securities Commission, the SEC, the TSX or the NYSE or any other Governmental Authority or competent authority relating to the Offering Documents or the Distribution of the Offered Shares.

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)	The Corporation will use its commercially reasonable efforts to obtain conditional approval for the listing of the Offered Shares on the TSX and the NYSE, in each case by the Closing Time, subject only to the Additional Listing Conditions;

(d)	as soon as practicable, but in any event not later than eighteen months after the Effective Time, the Corporation will make generally available to its security holders an earnings statement or statements of the Corporation and its Subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act; and

(e)	the Corporation will use the net proceeds from the Offering for the purposes described in the Offering Documents.

(2)	Prior to the completion of the Distribution of the Offered Shares, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws.

(3)

Except as contemplated by this Agreement, the Corporation will not, without the prior written consent of RJL (not to be unreasonably withheld) on behalf of the Underwriters, directly or indirectly issue, offer, pledge, purchase, sell, grant any option, right or warrant to purchase or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing, during the period from the date hereof and ending 60 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may (i) issue Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, or other equity plan in effect on the date hereof; (ii) issue Common Shares issuable upon the conversion, exchange or exercise of convertible securities including warrants or options, outstanding on the date hereof; and (iii) issue up to 250,000 Common Shares in connection with investments in or acquisitions of exploration properties. In addition, the Corporation shall not file a prospectus under Canadian Securities Laws or a registration statement under the U.S. Securities Act in connection with any transaction by the Corporation or any Person that is prohibited pursuant to the foregoing, except pursuant to the Offering and for registration statements on Form S-8 relating to employee benefit plans.

Section 14 All Terms to be Conditions

Any material breach or failure to comply with any of the terms and conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time or the Additional Closing Time, as applicable, subject to Section 10, Section 11 and Section 12 and Section 18 which will continue in full force. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 15 Termination by Underwriters

(1)	Each Underwriter shall also be entitled, in its sole discretion, to terminate and cancel its obligation to purchase the Offered Shares by written notice to that effect to RJL and the Corporation at or prior to the Closing Time or the Additional Closing Time, as applicable, if:

(a)	(i) there should occur, commence, or be announced, any material change with respect to the Corporation and the Material Subsidiaries on a consolidated basis or a change in any material fact, whether or not in the ordinary course, or (ii) the Underwriters become aware of any previously undisclosed material information, which in the case of both clause (i) and (ii) hereof, in the reasonable opinion of an Underwriter, (A) would be expected to have a Material Adverse Effect; or (B) would be expected to have a significant adverse effect on the market price or value of the Offered Shares or the Common Shares;

(b)	there should develop, occur or come into effect, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism, crisis or calamity, outbreak or escalation of hostilities of national or international consequence or similar event or any governmental action or change of Applicable Law (or the interpretation or administration thereof), which, in the reasonable opinion of an Underwriter, seriously adversely effects, or involves, or may reasonably be expected to seriously adversely effect, or involve, the financial markets in Canada or the United States generally or the operations, financial condition, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Material Subsidiaries on a consolidated basis;

(c)	there should occur or commence or be announced any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, any Governmental Authority, the Commission, the securities regulatory authority in each of the other Qualifying Jurisdictions, the Canada Revenue Agency, the Internal Revenue Service, the TSX, the NYSE or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the reasonable opinion of an Underwriter would be expected to operate to prevent, suspend or otherwise materially adversely affect the trading in or Distribution of the Offered Shares or would, in the reasonable opinion of an Underwriter, have a material adverse effect on the market price or value of the Offered Shares or the Common Shares;

(d)	the Corporation is in material breach of or has failed to comply in any material respect with any term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement becomes false in any material respect; or

(e)	there has been any suspension or material limitation in trading in securities generally on the TSX or the NYSE which has not been rescinded, revoked or withdrawn.

(2)	If this Agreement is terminated by any of the Underwriters pursuant to Section 15(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability or obligation under Section 10, Section 11, Section 12 and Section 18.

(3)	The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 15 shall not be binding upon the other Underwriters.

Section 16 Closing and Additional Closing

(1)

The closing of the purchase and sale of the Purchased Shares herein provided for shall be completed at 8:00 a.m. (E.S.T.) on February 9, 2017, or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than 42 days following the date of a final receipt for the Canadian Final Prospectus (respectively, the “Closing Time” and the “Closing Date”) at the Vancouver offices of Blake, Cassels & Graydon LLP or at such other place as may be agreed upon in writing by the Corporation and the

Underwriters, including via a virtual “electronic closing” whereby all documents are to be transmitted and received on or prior to the Closing Date via e-mail. In the event that the Closing Time has not occurred on or before the date which is 42 days following the date of a final receipt for the Canadian Final Prospectus, this Agreement shall, subject to Section 15(2) hereof, terminate.

(2)	The closing of the purchase and sale of the Over-Allotment Shares will be completed on the date (the “Additional Closing Date”) and the time (the “Additional Closing Time”) specified by RJL on behalf of the Underwriters in any written notice given by the Underwriters pursuant to their election to purchase such Over-Allotment Shares (provided that in no event shall such time be earlier than the Closing Time or earlier than two or later than ten Business Days after the date of the written notice of RJL on behalf of the Underwriters to the Corporation in respect of the Over-Allotment Shares), or at such other times and dates as the Underwriters and the Corporation may agree upon in writing.

(3)	Whether or not specifically contemplated in this Agreement, all provisions of this Agreement shall apply in the same manner and upon the same terms and conditions in respect of the Over-Allotment Option as would apply to the Purchased Shares (including, but not limited to the payment of the Underwriters’ Fee applicable to the Over-Allotment Option), and any steps to be taken or conditions to be satisfied at the Additional Closing Time shall be the same as those steps to be taken or conditions to be satisfied at the Closing Time.

Section 17 Conditions of Closing and Additional Closing

(1)	The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Additional Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or the Additional Closing Time, as applicable, of:

(a)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from Blake, Cassels & Graydon LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on certificates of officers of the Corporation with respect to certain factual matters and on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of British Columbia, Ontario, Alberta and Québec), addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “A” (subject to customary limitations, assumptions and qualifications);

(b)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from Skadden, Arps, Slate, Meagher & Flom LLP, the Corporation’s U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “B” (subject to customary limitations, assumptions and qualifications), which shall be accompanied by a “10b-5 Letter” addressed to the Underwriters to the effect set forth in Schedule “B”;

(c)	a favourable legal opinion and customary “10b-5 letter”, dated the Closing Date and the Additional Closing Date, as applicable, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Underwriters’ U.S. counsel, in form and substance satisfactory to the Underwriters, acting reasonably, and based and relying on such assumptions and qualifications acceptable to the Underwriters, acting reasonably;

(d)	favourable legal opinions, dated the Closing Date and the Additional Closing Date, as applicable, from the Corporation’s counsel, in form and substance satisfactory to the Underwriters, acting reasonably, regarding each of the Material Subsidiaries with respect to the following: (i) the incorporation and existence of each such Material Subsidiary under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding shares of each such Material Subsidiary, and (iii) that each such Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties;

(e)	favourable legal opinions dated the Closing Date and the Additional Closing Date, as applicable, from the Corporation’s external counsel, in form and substance satisfactory to the Underwriters, acting reasonably, regarding title to the Fortuna Property;

(f)	certificates or evidence of registration in uncertificated form representing, in the aggregate, the Purchased Shares (and Over-Allotment Shares, if applicable) in the name of CDS or its nominee or in such other name(s) as RJL on behalf of the Underwriters shall have directed in writing no less than 48 hours prior to the Closing Time or;

(g)	the Corporation’s auditor’s comfort letter from Deloitte LLP dated the Closing Date and the Additional Closing Date, as applicable, updating the comfort letter referred to in Section 6(4)(b) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Additional Closing Date, as applicable;

(h)	the certificate of the Corporation’s Chief Financial Officer dated the Closing Date and the Additional Closing Date, as applicable, updating the certificate referred to in Section 6(4)(c) above with such changes as may be necessary from the certificate delivered previously to bring the information therein forward to the Closing Date and Additional Closing Date, as applicable;

(i)	the Underwriters’ Fee paid in accordance with Section 3;

(j)	evidence satisfactory to the Lead Underwriters that the Corporation has obtained conditional approval for the listing of the Offered Shares on the TSX and the NYSE, subject only to the Additional Listing Conditions;

(k)	a certificate, dated the Closing Date and the Additional Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the President and Chief Executive Officer and by the Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time and the Additional Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time and the Additional Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time and the Additional Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) the Corporation is a “reporting issuer” or its equivalent under the Canadian Securities Laws, is an Eligible Issuer and is not on any list of defaulting reporting issuers maintained by any Canadian Securities Commission or the SEC; (iv) there has been no material change relating to the Corporation and the Material Subsidiaries, on a consolidated basis since the date of this Agreement which has not been generally disclosed, except for the Offering, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (v) that, to the best of the knowledge, information and belief of the Persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(l)	at the Closing Time or the Additional Closing Time, as applicable, certificates dated the Closing Date or the Additional Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Financial Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Offered Shares, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Offered Shares on the TSX and the NYSE, the authorization of the transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(m)	at the Closing Time, the Corporation’s directors and executive officers shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “C”;

(n)	at the Closing Time or the Additional Closing Time, as applicable, a certificate of good standing (or equivalent) for the Corporation and each of the Material Subsidiaries dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date or the Additional Closing Date;

(o)	evidence satisfactory to the Lead Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering; and

(p)	such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares shall be satisfactory in form and substance to the Lead Underwriters and counsel for the Underwriters, acting reasonably.

Section 18 Expenses

Whether or not the Offering is completed, the Corporation will pay all expenses and fees in connection with the Offering, including, without limitation, all expenses of or incidental to the issue, sale or Distribution of the Offered Shares; the fees and expenses of the Corporation’s counsel; all costs incurred in connection with the preparation of the Offering Documents and any amendments thereto; any filings with FINRA; and all expenses and fees incurred by the Underwriters, which shall include the reasonable fees and disbursements of the Underwriters’ counsel up to a maximum in respect of such fees (not including disbursements and applicable taxes) of US$425,000. Any fees and expenses incurred by the Corporation with respect to the translation of the Offering Documents into the French language in excess of C$100,000 will be borne by the Underwriters. All fees and expenses incurred by the Underwriters or on their behalf shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not the Offering is completed.

Section 19 No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 20 Notices

Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Fortuna Silver Mines Inc.

Suite 650, 200 Burrard Street

Vancouver, BC V6C 3L6

Attention:    Jorge A. Ganoza Durant, President and Chief Executive Officer

Fax No.:      (604) 484-4029

with a copy to (such copy not to constitute notice):

Blakes, Cassels & Graydon LLP

595 Burrard Street, Suite 2600,

Vancouver, BC V7X 1L3

Attention:    Peter O’Callaghan

Fax No.:      (604) 631-3309

and to:

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

222 Bay Street

Suite 1750, P.O. Box 258

Toronto ON M5K 1J5

Attention:     Riccardo A. Leofanti

Fax No.:       (416) 777-4783

and in the case of the Underwriters, be addressed and faxed or delivered to:

Raymond James Ltd.

Scotia Plaza, Suite 5300

40 King Street West

Toronto, ON M5H 3Y2

Attention:     John Willett

Fax No.:      (416) 777-7020

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP

666 Burrard Street, Suite 1700

Vancouver, BC V6C 2X8

Attention:     Quentin Markin

Fax No.:      (604)681-1825

and to

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West

Suite 3100, P.O. Box 226

Toronto, ON M5K 1J3

Attention:     Christopher Cummings

Fax No.:      (416) 504-0530

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 21 Actions on Behalf of the Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 10, Section 14 and Section 15, shall be taken by RJL on the Underwriters’ behalf and the execution of the Agreement by the Underwriters shall constitute the Corporation’s authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Shares to, or to the order of, RJL.

Section 22 Survival

The representations, warranties, obligations and agreements contained in this Agreement or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for a period of three years following the Closing Date unaffected by any subsequent disposition of the Offered Shares by the Underwriters or the termination of the Underwriters’ obligations, and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters or the Corporation, as applicable, in connection with the distribution of the Offered Shares.

Section 23 Underwriters’ Obligations

(1)	Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint, nor joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

Raymond James Ltd.	35.0%
Scotia Capital Inc.	25.0%
BMO Nesbitt Burns Inc.	25.0%
CIBC World Markets Inc.	7.5%
National Bank Financial Inc.	7.5%

100.0%

(2)	If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Offered Shares at the Closing Time or the Additional Closing Time, as the case may be, (each a “Defaulting Underwriter” and collectively, the “Defaulting Underwriters”) and if the aggregate number of Offered Shares that have not been purchased by the Defaulting Underwriter(s) represents 7.5% or less of the Offered Shares then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Shares not purchased by the Defaulting Underwriter(s), and to receive the Defaulting Underwriter(s)’ portion of the Underwriters’ Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or the Additional Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the aggregate number of Offered Shares that have not been purchased by the Defaulting Underwriter(s) represents more than 7.5% of the Offered Shares, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Shares which would otherwise have been purchased by the Defaulting Underwriter(s); the Underwriters exercising such right will purchase such Offered Shares, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-defaulting Underwriters shall be relieved of all obligations to the Corporation arising from such default. Nothing in this section shall oblige the Corporation to sell to the Underwriters less than all of the Offered Shares or relieve from liability to the Corporation any Underwriter which shall be so in default.

Section 24 Market Stabilization

In connection with the Distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Offered Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 25 Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 26 Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

Section 27 TMX Group Limited Disclosure

Each of Scotia, CIBC World Markets Inc. and National Bank Financial Inc. or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on TMX Group’s board of directors. As such, each of said Underwriters may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No Person or company is required to obtain products or services from TMX Group or its affiliates as a condition of a dealer supplying or continuing to supply a product or service.

Section 28 Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on January 24, 2017.

RAYMOND JAMES LTD.		Yours truly, BMO NESBITT BURNS INC.

By:	/s/ John Willett	By:	/s/ Morten Eisenhardt
Title	Managing Director	Title:	Managing Director

SCOTIA CAPITAL INC.		CIBC WORLD MARKETS INC.

By:	/s/ Elian Terner	By:	/s/ Sam Lee
Title:	Managing Director	Title:	Managing Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ Scott Langley
Title:	Managing Director

The foregoing is in accordance with our understanding and is accepted by us.

FORTUNA SILVER MINES INC.

By:	/s/ Jorge Ganoza Durant
Name: Jorge Ganoza Durant
Title: President and Chief Executive Officer

Schedule “A”

Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

(a)	the Corporation is a corporation incorporated and validly existing under the Business Corporations Act (British Columbia);

(b)	the Corporation has all necessary corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and the Corporation has the requisite corporate power and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

(c)	the Corporation has all necessary corporate power and capacity: (i) to issue and sell the Purchased Shares and the Over-Allotment Shares; and (ii) to grant the Over-Allotment Option;

(d)	the authorized and issued capital of the Corporation;

(e)	the statements in the Registration Statement under “Part II – Information Not Required to be Delivered to Offerees or Purchasers – Indemnification” insofar as such statements summarize legal matters or documents discussed therein, are fair summaries of such legal matters or documents in all material respects;

(f)	the attributes attaching to the Offered Shares are consistent and conform in all material respects with the description under “Description of Offered Shares” in the Canadian Final Prospectus;

(g)	all necessary corporate action having been taken by Corporation to authorize the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations hereunder and to authorize the issuance, sale and delivery of the Purchased Shares, the Over-Allotment Shares and the grant of the Over-Allotment Option;

(h)	the Purchased Shares have been duly allotted and upon receipt of payment the Purchased Shares will be validly issued as fully-paid and non-assessable Common Shares;

(i)	all necessary actions have been taken by the directors of the Corporation to reserve for issuance the Over-Allotment Shares and such Over-Allotment Shares will, upon their issuance in accordance with the Over-Allotment Option and upon payment therefor, be validly issued as fully paid and non-assessable Common Shares;

(j)	if applicable, the form and terms of the definitive certificate representing the Common Shares have been approved by the directors of the Corporation and comply in all material respects with the Business Corporations Act (British Columbia), the Notice of Articles and Articles of the Corporation and the rules, policies and by-laws of the TSX;

(k)	the delivery of the Offered Shares in electronic form does not conflict with the Business Corporations Act (British Columbia) or the Notice of Articles and Articles of the Corporation and the rules, policies and by-laws of the TSX;

(l)	all necessary corporate action has been taken by the Corporation to authorize the execution, if applicable, and delivery of each of the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material and any Marketing Documents and the filing thereof with the Commissions;

(m)	this Agreement has been duly executed and delivered by the Corporation and this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary limitations and qualifications including, but not limited to, bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(n)	the execution and delivery of this Agreement and the fulfillment of the terms hereof by the Corporation, the offering, issuance, sale and delivery of the Purchased Shares, the Over-Allotment Shares, and the grant of the Over-Allotment Option do not and will not conflict with any of the terms, conditions or provisions of the articles and notice of articles of the Corporation, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation (of which counsel is aware) or any applicable corporate or securities laws of British Columbia or federal laws applicable therein;

(o)	Computershare Trust Company of Canada has been appointed as the registrar and transfer agent for the Common Shares;

(p)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained to qualify the Distribution of the Offered Shares in each of the Qualifying Jurisdictions through Persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such Applicable Securities laws;

(q)	subject only to the Additional Listing Conditions, the Offered Shares have been conditionally accepted for listing on the TSX; and

(r)	as to the accuracy of the statements under the headings “Eligibility For Investment” and “Certain Canadian Federal Income Tax Considerations” in the Canadian Final Prospectus.

“A” - 2

Schedule “B”

Form of Opinion to be provided by Corporation’s U.S. Counsel

1. Neither the execution and delivery by the Corporation of this Agreement nor the consummation by the Corporation of the issuance and sale of the Offered Shares violates any law, rule or regulation of the State of New York or the United States.

2. Neither the execution and delivery by the Corporation of this Agreement nor the consummation by the Corporation of the issuance and sale of the Offered Shares constitutes a violation of, or a default under, any Scheduled Contract or contravenes any Scheduled Order.

Scheduled Contracts: None.

Scheduled Orders: None.

3. Neither the execution and delivery by the Corporation of this Agreement nor the consummation by the Corporation of the issuance and sale of the Offered Shares requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

4. The Corporation is not and, solely after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the U.S. Final Prospectus will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5. Although the discussion in the U.S. Final Prospectus under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” does not purport to discuss all possible U.S. federal income tax considerations applicable to U.S. Holders (as defined therein) who purchase the Offered Shares pursuant to the U.S. Final Prospectus, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations generally applicable to U.S. Holders with respect to the ownership and disposition of the Offered Shares.

In addition, such counsel shall also state in a separate letter:

Pursuant to Rule 467(a) under the General Rules and Regulations under the U.S. Securities Act (the “Rules and Regulations”), the Registration Statement became effective upon the filing of the Amendment No. 2 to the Registration Statement with the SEC on [•], 2017. To our knowledge, based solely upon our review of the SEC’s website, no stop order suspending the effectiveness of the Registration Statement has been issued. According to the SEC’s EDGAR database, the Form F-X was filed with the SEC prior to the effectiveness of the Registration Statement.

“B” - 1

We have assumed, for the purposes of this letter, (i) the compliance of the Canadian Final Prospectus, including the Documents Incorporated by Reference, with the requirements of the securities laws, rules and regulations of the Province of British Columbia, which we understand is the principal jurisdiction for the Canadian public offering of the Offered Shares under the Multi-Jurisdictional Disclosure System (the “MJDS”), and (ii) that there are no documents, reports or other information that in accordance with the securities laws, rules and regulations of the Province of British Columbia must be filed or made publicly available in connection with the offering of the Offered Shares, other than the Documents Incorporated by Reference and this Agreement.

In addition, we have participated in conferences with officers and other representatives of the Corporation, Canadian counsel for the Corporation, representatives of the independent registered public accountants of the Corporation and the Underwriters and their U.S. and Canadian counsel at which the contents of the Registration Statement and the U.S. Final Prospectus and related matters were discussed. We did not participate in the preparation of the Documents Incorporated by Reference but have, however, reviewed such documents and discussed the business and affairs of the Corporation with officers and other representatives of the Corporation. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the U.S. Final Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in our opinion to you dated the date hereof regarding tax matters described under the caption “Certain United States Federal Income Tax Considerations” in the Registration Statement and the U.S. Final Prospectus).

On the basis of the foregoing, (i) the Registration Statement, at the time it became effective, and the U.S. Final Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom), (ii) the Form F-X, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the Rules and Regulations applicable to such form, and (iii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting, the reports and the information contained in or derived from the reports of or

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attributable to persons named in the U.S. Final Prospectus under the heading “Interest of Experts”, or the statements contained in the exhibits to the Registration Statement (other than the statements contained in the Documents Incorporated By Reference, which Documents Incorporated By Reference are themselves required to be filed as exhibits to the Registration Statement pursuant to paragraph (4) of Part II of Form F-10 under the U.S. Securities Act and the MJDS)).

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Schedule “C”

Form of Lock-Up Agreement

●, 2017

Raymond James Ltd.

Scotia Capital Inc.

BMO Nesbitt Burns Inc.

CIBC World Markets Inc.

National Bank Financial Inc.

Re: Fortuna Silver Mines Inc. - Lock-Up Agreement

The undersigned, a director or officer of Fortuna Silver Mines Inc. (the “Corporation”), understands that Raymond James Ltd. (“RJL”), Scotia Capital Inc. and BMO Nesbitt Burns Inc. (the “Lead Underwriters”), and CIBC World Markets Inc. and National Bank Financial Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) have entered into an underwriting agreement (the “Underwriting Agreement”) with the Corporation providing for a public offering in Canada and the United States (the “Offering”) of common shares of the Corporation. The undersigned also acknowledges that the Underwriters have requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the “Lock-Up Agreement”) in favour of the Underwriters.

The undersigned agrees that during the period beginning from the date hereof and ending 60 days from the closing date of the Offering (the “Lock-Up Period”), he, she or it shall not (and shall cause its affiliate not to) directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any common shares of the Corporation, or any options or warrants to purchase any common shares of the Corporation, or any other securities convertible into or exchangeable for, common shares of the Corporation, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix “1” attached hereto (collectively, the “Undersigned’s Securities”), or subsequently acquired, directly or indirectly by the undersigned, or which subsequently become under the control or direction of the undersigned or with respect to which the undersigned subsequently acquires beneficial ownership (together with the Undersigned’s Securities, the “Locked-up Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another Person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

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Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, make any short sale or otherwise dispose of any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, during the Lock-Up Period:

1.	with the prior written consent of RJL on behalf of the Underwriters, such consent not to be unreasonably withheld;

2.	without the consent of RJL, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take-over bid made to all holders of common shares of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a “reorganization”) involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if such take-over bid or reorganization is not completed during the Lock-Up Period, any Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

3.	without the consent of RJL, where the undersigned acquires such Locked-up Securities after the date of the Underwriting Agreement through the exercise of any incentive stock options; and

4.	without the consent of RJL, directly or indirectly, (A) pursuant to gifts and transfers by will or intestacy and (B) pursuant to transfers to (i) the undersigned’s members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family; provided in each such case that, as a pre-condition to (A) and (B) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. “Immediate family” shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor’s spouse.

The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriters and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of British Columbia in connection with any dispute or claim hereunder.

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DATED this                      day of                     , 2017

Witness	[Name of Director/Officer]

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Appendix “1” to the Lock-Up Agreement

Undersigned’s Current Security Holdings Of

Fortuna Silver Mines Inc.

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Shares:

Options:

Warrants:

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